                                                                    EXHIBIT 5.1




                     [MCDERMOTT, WILL & EMERY LETTERHEAD]




                                  July 2, 1996




American Telecasting, Inc.
5575 Tech Center Drive, Suite 300
Colorado Springs, Colorado 80919

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which American Telecasting, Inc. (the "Company") intends to issue 943,956 shares of its Common Stock, par value $.01 per share (the "Common Stock") upon the exercise of outstanding warrants issued in the Company's offering of Units in August 1995.

     In arriving at the opinion expressed below, we have examined the Registration Statement, the Warrant Agreement dated as of August 10, 1995 between the Company and First Union National Bank of North Carolina as warrant agent (the "Warrant Agreement") and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based upon and subject to the foregoing, we are of the opinion

American Telecasting, Inc.
July 2, 1996
Page 2

that the Common Stock has been duly authorized and, when issued in accordance with the terms and conditions of the Warrant Agreement and the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ MCDERMOTT, WILL & EMERY